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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Proxy Statement/Prospectus of our report dated April 16, 1998 with respect to the consolidated financial statements and schedule, as restated, included in QuadraMed Corporation's Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this Proxy Statement/Prospectus.

                                          /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP

San Jose, California

April 24, 1998